THIS AGREEMENT is made as of the 1 day of January, 1999, between CSB Bank, a Pennsylvania banking institution (the "Bank"), Penn Laurel Financial Corp., a Pennsylvania business corporation (the "Corporation"), and Larry W. Brubaker, an adult individual (the "Executive").


     WHEREAS, the Bank is a subsidiary of the Corporation; and


     WHEREAS, the Bank desires to employ the Executive as its Chairman of the Board and Chief Executive Officer, and the Corporation desires to employ the Executive as its President and Chief Executive Officer, both under the terms and conditions as set forth herein; and


     WHEREAS, the Executive desires to serve the Bank and Corporation in an executive capacity under the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:

     1. TERMS OF EMPLOYMENT The Bank and Corporation hereby shall employ the Executive and the Executive hereby accepts employment with the Bank and Corporation for a term of two (2) years, beginning January 1, 1999, subject, however, to prior termination of this Agreement as set forth below. Furthermore, subject to the subsequent provision of the paragraph, upon the expiration of the first two (2) years after the effective date of this Agreement, and upon expiration of each subsequent twelve (12) full calendar months thereafter, the term hereof shall be extended for another twelve (12) full calendar months. Such extension of the Agreement's term shall be conditioned upon the Corporation's and Bank's written notice of their intent to extend this Agreement upon expiration of each twelve (12) full calendar months of the term hereof, which written notice shall be given by the Corporation and Bank not less than ninety
(90) days before the expiration
of the current twelve (12) months. Failure to give written notice of the extension of the Agreement for an additional twelve (12) full calendar months, shall cause termination upon the expiration of the then term.


     2. POSITION AND DUTIES The executive shall serve as the President and Chief Executive Officer of the Corporation and Chairman of the Board and Chief Executive Officer of the Bank, and may serve as a member of the Boards of Directors of the Corporation and Bank if properly elected, reporting only to the Boards of Directors of the Corporation and Bank, and shall have supervision and control over, and responsibility for, the general management and operation of the Corporation and Bank, and shall have such other powers and duties as may from time to time be prescribed by the Boards of Directors of the Corporation and Bank, provided that such powers and duties are consistent with the Executive's position as the executive officer in charge of the general management of the Corporation and Bank.

     3. ENGAGEMENT IN OTHER EMPLOYMENT The Executive shall devote all his working time, ability, and attention to the business of the Corporation and Bank during the term of this Agreement. The Executive shall notify the Boards of Directors of the Corporation and Bank in writing and receive written approval from the Corporation and Bank before the Executive engages in any other business, commercial, voluntary, or philanthropic activities, duties or pursuits, including, but not limited to, directorships of other companies. Under no circumstances may the Executive engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of the Corporation or Bank, nor may the Executive serve as a director or officer, or in any other capacity in a company which competes with the Corporation or Bank.


     4. COMPENSATION


        (a) ANNUAL DIRECT SALARY As compensation for services rendered the Bank and Corporation under this Agreement, the Executive shall be entitled to receive from the Bank an annual direct salary payable in twelve (12) substantially equal installments (or such other intervals of the Bank's payroll policy), and prorated for any partial employment period. The Annual Direct Salary shall be reviewed by the Boards of Directors of the Corporation and the Bank, taking into the account of the position and duties of the Executive and the performance of the Corporation and Bank under the Executive's leadership.


        (b) ANNUAL BUSINESS PLAN The Executive shall prepare a business plan establishing the financial and business goals of the Corporation and Bank prior to the start of each fiscal year. The business plan prepared by the Executive shall be reviewed promptly by the Boards of Directors of the Corporation and Bank, which may in its sole discretion alter or modify such plan prior to its adoption. The Board of Directors of the Corporation, in its sole discretion, may provide for payment of a yearly bonus to the Executive in such an amount as it may deem appropriate to provide incentive to the Executive and to reward the Executive for his performance in accordance with the business plan.


        (c) DIRECTOR FEES The Executive shall be entitled to any director's fee as paid to other members of the Board of Directors of the Bank and/or Corporation or subsidiaries, unless prohibited by regulation. The Executive also agrees to serve on all committees, except the audit committee, of the Board of Directors of the Bank and/or Corporation or subsidiary of either without any additional compensation or fees.


     5. FRINGE BENEFITS, VACATION, EXPENSES, AND PERQUISITES

        (a) EMPLOYEE BENEFIT PLANS The Executive shall be entitled to participate in or receive benefits under all Bank or Corporation employee benefit plans, including but not limited to, any pension plan, profit-sharing plan, savings plan, life insurance plan, or disability insurance plan as made available by the Bank or Corporation to its employees, subject to and on a basis consistent with terms, conditions, and overall administration of such plans and arrangements.

        (b) VACATION AND HOLIDAYS The Executive shall be entitled to the number of paid vacation days in each calender year determined by the Bank from time to time for its senior executive officers, but not less than five (5) weeks in any calendar year (prorated in any calender year during which the Executive is employed hereunder for less than the entire such year in accordance with the number of days in such calendar year which he is so employed). The Executive shall also be entitled to all paid holidays and personal days given by the Bank to its other employees.


        (c) BUSINESS EXPENSE During the term of his employment hereunder, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by him (in accordance with the policies and procedures established by the Board of Directors of the Bank for its senior executive officers) in performing services hereunder, provided that the Executive properly accounts therefor in accordance with Bank policy


        (d) AUTOMOBILE The Executive shall be entitled to the use of a Bank purchased or leased automobile, as may be agreed upon by the Board of Directors and the Executive. The Executive shall also be entitled to reimbursement for all operating expenses of the automobile, including but not limited to, oil, gasoline, maintenance, repairs, and insurance.


     6. POSITIONS The Executive agrees to serve with additional compensation as a director on the Board of Directors of the Corporation or the Bank, and, if elected or appointed thereto, in one or more offices of the Corporation or Bank, and/or as a director of any of the Bank's subsidiaries.

     7. LIABILITY INSURANCE The Bank or Corporation shall use its best efforts to continue similar insurance coverage for the Executive under an insurance policy covering officers and directors of the Bank or Corporation against lawsuits, arbitrators, or other legal or regulatory proceedings; however, nothing herein shall be construed to require the Bank or Corporation to obtain such insurance, if the Boards of Directors of the Bank or Corporation determine that such coverage cannot be obtained at a reasonable price.


     8. UNAUTHORIZED DISCLOSURE During the term of his employment hereunder, or at any later time, the Executive shall not, without the written consent of the Boards of Directors of the Corporation or Bank, or a person authorized thereby, knowingly disclose to any person, other than an employee of the Corporation or Bank, or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive of the Corporation or Bank, any material confidential information obtained by him while in the employ of the Corporation or Bank with respect to any of the Corporation or Bank's service, products, improvements, formulas, designs or styles, processes, customers, methods of business or any business practices the disclosure of which could be or will be materially damaging to the Corporation or Bank provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by the Corporation or Bank.


     9. RESTRICTIVE COVENANT. The Executive covenants and agrees that the Executive shall not directly or indirectly, within the marketing area of the Bank (defined as an area within seventy five (75) miles of the Bank or any branch office), enter into or engage generally in direct or indirect competition with the Corporation or Bank or any subsidiary of the Corporation, either as an individual on his own or as a partner or joint venturer, or as a director, officer, shareholder, employee, agent, independent contractor, lessor or creditor of or for any person, for a period of three (3) years after the date of termination of his employment if the Executive's employment is terminated for any reason whatsoever except upon resignation by the Executive for "Good Reason" under paragraph 10(d) hereof (except that change of control shall not constitute Good Reason for this paragraph). The existence of any clain or cause of action of the Executive against the Corporation or Bank, whether predicated to this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation or Bank of this covenant. The Executive agrees that any breach of the restrictions set forth in this paragraph will result in irreparable injury to the Corporation or Bank for which it shall have no adequate remedy at law and the Corporation or Bank shall be entitled to injunctive relief in order to enforce the provisions hereof. In the event that this paragraph shall be determined by any court of competent jurisdiction to be unenforceable in part by reason of it being too great a period of time or covering too great a geographical area, it shall be in full force and effect as to that period of time or geographical area determined to be reasonable by the court.

     10. TERMINATION.

         (a) The Executive's employment hereunder shall terminate upon his death.


         (b) If the Executive becomes disabled because of sickness, physical or mental disability, or any other reason, the Corporation or Bank shall have the option to terminate this Agreement by giving written notice of termination to the Executive. Executive shall be deemed to have become "disabled" only in the event and at such time as he qualifies (after expiration of any applicable waiting period) to receive benefits for total disability under the employee disability insurance benefit plan referred to in paragraph 5(a) above.


         (c) The Corporation or Bank may terminate the Executive's employment hereunder for cause. For the purposes of this Agreement, the Corporation or Bank shall have "Cause" to terminate the Executive's employment hereunder upon (1) the willful failure by the Executive to perform his duties hereunder, or (2) the willful engaging by the Executive in misconduct injurious to the Corporation or Bank, or (3) the willful violation by the Executive of the provision of paragraphs 3 or 8 hereof, or (4) the dishonesty or gross negligence of the Executive in the performance of his duties, or (5) the breach of Executive's fiduciary duty involving personal profit, or (6) the violation of any law, rule or regulation governing banks or bank officers or any final cease and desist order issued by a bank regulatory authority, or (7) moral turpitude or other conduct on the part of the Executive which brings public discredit to the Corporation or Bank.


         (d) The Executive may terminate his employment hereunder if (1) his health should become impaired to an extent that it makes continued performance of his duties hereunder hazardous to his physical or mental health or his life, or (2) for Good Reason. The term "Good Reason" (1) shall mean (i) any assignment to the Executive, without his consent, of any


----------------
(1) definition of "Good Reason"

     (i)   change of duties
     (ii)  removal from position
     (iii) reduction in annual direct salary
     (iv) Bank's/Corporation's violation of particular provisions in the Agreement
     (v)   hostile change in control
duties other than those contemplated by, or any limitation of the powers of the Executive not contemplated by, paragraphs 2 and 6 hereof, or (ii) any removal of the Executive from (other than as a result of his failure to be re-elected to the Corporation's and Bank's Boards of Directors) any of the positions indicated in paragraph 2 hereof, except in connection with termination of the Executive's employment for Cause, or (iii) a reduction of the Executive's Annual Direct Salary as provided in paragraph 4(a) hereof, or (iv) failure of the Bank to comply with paragraph 5 hereof, or (v) any Hostile Change of Control (as defined herein).


     11. PAYMENTS UPON TERMINATION.

         (a) If the Executive's employment shall be terminated because of death, disability or for Cause, the Bank shall pay the Executive his full Annual Direct Salary through the date of termination at the rate in effect at the time of termination and the Corporation and Bank shall have no further obligation to the Executive under this Agreement.

         (b) If the Executive terminates his employment without Cause or Good Reason, the Bank or Corporation shall have no further obligation to the Executive under this Agreement.

         (c) If the Executive's employment is terminated by the Corporation or Bank (other than pursuant to paragraphs 10(a) or 10(b) or 10(c) hereof or as a result of nonrenewal of this Agreement), or if the Executive shall terminate his employment for Good Reason, then the Bank shall pay the Executive his full Annual Direct Salary from the date of termination through the last day of the term of this Agreement or an amount equal to his current Annual Direct Salary, whichever is greater. The Bank shall also maintain in full force and effect, for the continued benefit of the Executive for the full term of this Agreement, all employee benefit plans and programs to which the Executive was entitled prior to the date of termination, if the Executive's continued participation is possible under the general terms and provisions of such plans and programs except that if the Executive's participation in any health, medical, life insurance, or disability plan or program is barred, the Bank shall obtain and pay for, on the Executive's behalf, individual insurance plans, policies or programs which provide to the Executive health, medical, life and disability insurance coverage which is equivalent to the insurance coverage to which the Executive was entitled prior to the date of termination and the Corporation and Bank shall have no further obligations to the Executive under this Agreement.

         (d) NONRENEWAL OF AGREEMENT AND SEVERANCE ALLOWANCE

             In the event the Executive serves the full term of this Agreement, and the Bank or Corporation do not offer to renew this Agreement, the Executive shall not be entitled to any severance allowance whatsoever and the Corporation and Bank shall have no further obligations to the Executive under this Agreement.

     12. DAMAGES FOR BREACH OF CONTRACT. In the event of a breach of this Agreement by either the Corporation, Bank or the Executive resulting in damages to another party, that party may recover from the party breaching the Agreement only those damages as set forth herein. In no event shall any party be entitled to the recovery of attorney's fees or costs.

     13. DEFINITION OF CHANGE OF CONTROL. For purposes of this Agreement, the term "Change of Control" shall mean: A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A and any successor rule or regulation promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Corporation or any "person" who on the date hereof is a director or officer of the Corporation is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation's then outstanding securities, or (b) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Bank or Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

     14. DEFINITION OF DATE OF CHANGE OF CONTROL. For purposes of this Agreement, the date of Change of Control shall mean:

         (a) the first date on which a single person and/or entity, or group of affiliated persons and/or entities, acquire the beneficial ownership of twenty-five percent (25%) or more of the Corporation's voting securities, or

         (b) the date of the transfer of all or substantially all of the Bank or Corporation's assets, or

         (c) the date on which a merger, consolidation or combination is consummated, as applicable, or

         (d) the date on which individuals who formerly constitute a majority of the Board of Directors of the Bank or Corporation ceased to be a majority.

     15. PAYMENT UPON TERMINATION AFTER A CHANGE OF CONTROL.

         (a) If within a two (2) year period, the Bank or its successor shall for any reason terminate the Executive's employment as a result of or following a Change of Control (as defined herein), except if such termination is for Cause (as defined herein), the Executive shall receive a lump sum payment equal to two and one half (2-1/2) times his annual salary, including any bonus, for the most recent twelve (12) month period. The Executive shall also be entitled (at the expense of the Bank or its successor) to the following employee benefits; group health and life insurance benefits, short and long-term disability insurance benefits, plan contribution, from the date of termination through the last day of the term of this Agreement; however, the Executive shall not be entitled to sick or vacation pay. If participation in these benefits is prevented by law or the terms of the plan, the Bank or its successor shall provide a substantially equivalent substitute. In the event that termination occurs within the one (1) year period from Change of Control, the Executive shall have the duty to mitigate damages by actively seeking employment for a position at a comparable level of authority and responsibility. Available employee benefits under new employment shall negate the need for the Bank or its successor to provide employee benefits herein, but only to the extent that the employee benefits are duplicative and of substantially equal coverage or benefit. Any severance payment under this Change of Control subsection shall survive the death of the Executive.

         (b) If within a two (2) year period following a Change of Control, the Executive resigns for Good Reason as defined below, Executive shall be entitled to the same payments as described in the preceding section.

Any severance payment under this Change of Control subsection shall survive the death of the Executive.

         (c) DEFINITION OF CAUSE. For purposes of this Agreement, Bank or its successor shall have "Cause" to terminate executive's employment following a Change in Control hereunder upon: (a) the willful failure by Executive to perform duties after notice by Bank or its successor identifying such failure of performance and opportunity to cure within thirty (30) days; (b) the willful engagement by Executive in misconduct injurious to Bank or its successor (monetarily or otherwise); (c) the dishonesty or gross negligence of the Executive in the performance of his duties; (d) the breach of the Executive's fiduciary duties involving personal profit, a violation or violations of a banking regulation, or the issuance of a cease and desist order; or (e) the commission of any act constituting moral turpitude or other conduct on the part of the Executive which publicly discredits the Bank or its successor. If Executive is terminated or discharged for Cause as defined herein, he is not entitled to any payments under the Agreement.

         (d) DEFINITION OF RESIGNATION FOR GOOD REASON.


             If Executive resigns from his position as President and Chief Executive Officer as a result of a change in Executive's duties performed prior to the Change of Control, or a reduction in his Annual Direct Salary paid to him prior to the Change of Control, Executive's resignation will constitute and be deemed a resignation for Good Reason for purposes of this Agreement. If Executive resigns within a two (2) year period following a Change in Control for Good Reason as defined herein, the Executive is entitled to all payments under paragraph 15(a) of this Agreement.


     16. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when hand-delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:                     [Name]
                                         [Address]

If to the Bank:         [Name], Chairman of the Board
                        [Address]

If to the Corporation:  [Name], Chairman of the Board
                        [Address]

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

     17. SUCCESSOR. This Agreement shall inure to the benefit of and be binding upon the Executive, the Corporation and the Bank; and any of their successors or assigns, provided however, that the Executive may not commute, anticipate, encumber, dispose or assign any payment except as set forth in paragraph 20.

     18. SEVERABILITY. If any provision of this Agreement is declared unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

     19. AMENDMENT. This Agreement may be amended or canceled only by mutual agreement of the parties in writing.

     20. PAYMENT OF MONEY DUE DECEASED EXECUTIVE. In the event of Executive's death, any moneys that may be due him from the Bank under this Agreement as of the date of death shall be paid to the person designated by him in writing for this purpose, or in the absence of any such designation to his estate.

     21. LAW GOVERNING. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     22. ENTIRE AGREEMENT. This Agreement supersedes any and all agreements, either oral or in writing, between the parties with respect to the employment of the Executive by the Corporation and Bank, and this Agreement contains all the covenants and agreements between the parties with respect to the employment.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be duly executed in their respective names and, in the case of the Corporation and Bank, by its authorized representatives the day and year above mentioned.

ATTEST:                                       PENN LAUREL FINANCIAL CORP.

/s/ Janice E. Kephart                         By: Frank J. Hoffman, Jr.
    -------------------                           ---------------------
    Secretary                                     Chairman of the Board

ATTEST:                                       CSB BANK

/s/ Janice E. Kephart                         By: Larry W. Brubaker
    -------------------                           ---------------------
    Secretary                                     Chairman of the Board

WITNESS:


/s/ Janice E. Kephart                         By: Larry W. Brubaker
    -------------------                           ---------------------
                                                  Executive

                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT


     This Amendment No. 1 is made this 1 day of January 1999 by and among CSB Bank, a Pennsylvania banking institution (the "Bank"), Penn Laurel Financial Corp., a Pennsylvania business corporation (the "Corporation") and Larry W. Brubaker, an adult individual (the "Executive").


                                   WITNESSETH

     WHEREAS, the Bank, the Corporation and the Executive entered into a certain Employment Agreement effective the 1 day of January 1999 (the "Employment Agreement");

     WHEREAS, the Bank and the Corporation have been authorized by their respective Boards of Directors to enter into fact finding the discussions with the Clearfield Bank & Trust Company for the potential business combination of the Bank with Clearfield Bank & Trust Company; and

     WHEREAS, as a result of the potential business combination described above, the Bank, the Corporation and the Executive desire to amend and modify the definition of "Change of Control" as contained in the Employment Agreement.

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, for good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:


     1. Paragraph 13 of the Employment Agreement is hereby amended and modified to provide that in the event a merger, acquisition or business combination of the Bank and/or the Corporation with Clearfield Bank & Trust Company in which the Bank or the Corporation are surviving institutions after the effective date of such merger, acquisition or business combination and the Executive is employed as the President and Chief Executive Officer of the Corporation and the resulting bank following such merger, acquisition or business combination, then such merger, acquisition or business combination shall not constitute or be defined to be a "Change of Control" within the meaning of Paragraph 13 of the Employment Agreement. The above merger, acquisition or business combination or the resulting change in the composition of the Board of Directors of the Corporation or the Bank, shall not constitute a Change of Control for purposes of Paragraph 13 of the Employment Agreement and shall not entitle the Executive to any compensation or payments he would otherwise be entitled to receive upon termination after a Change of Control as provided in Paragraph 15 of the Employment Agreement. Only in the case where the Executive is not the President and Chief Executive Officer of the Bank following a transaction with Clearfield Bank & Trust Company, shall a Change of Control, pursuant to Paragraph 13 of the Employment Agreement, be deemed to have occurred.

     2. In all other respects, the Employment Agreement, as amended above, is hereby ratified and confirmed by the Bank, the Corporation and the Executive.

     IN WITNESS WHEREOF, the parties, each intending to be legally bound, have executed the Addendum as of the date, month and year first above written.


ATTEST:                                       PENN LAUREL FINANCIAL CORP.

/s/ Janice E. Kephart                         By: Frank J. Hoffman, Jr.
    -------------------                           ---------------------
    Secretary                                     Chairman of the Board

ATTEST:                                       CSB BANK

/s/ Janice E. Kephart                         By: Larry W. Brubaker
    -------------------                           ---------------------
    Secretary                                     Chairman of the Board

WITNESS:


/s/ Janice E. Kephart                         By: Larry W. Brubaker
    -------------------                           ---------------------
                                                  Executive